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                                                                 Exhibit 10.16


MOU - MEMORANDUM OF UNDERSTANDING

Between, on the one hand:

                     SIEMENS BUSINESS SERVICES S.A.,
                     CHAUSSEE DE CHARLEROI 116
                     B-1060  BRUSSELS
                     BELGIUM

                     represented by:
                     FRANK GRONET,
                     PORTFOLIO MANAGER,

                     hereinafter referred to as "Siemens"


     and, on the other:

                     IMAGEWARE SOFTWARE, INC
                     10883 THORNMINT ROAD
                     SAN DIEGO, CA  92127
                     USA

                     represented by:
                     PATRICIA RYAN



                     hereinafter referred to as IWS

PURPOSE OF THE AGREEMENT:

     Cooperation between the parties to prepare and send in a bid and the execution of the project resulting therefrom, in response to a call for offers for PHOTO LIBRARY PROJECT (PDF), which is to be/will be put out by BELGIAN POLICE (Gendarmerie in French) and for which the date of submission is 30/09/99.


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THE PARTIES AGREE AS FOLLOWS:

1.     RESPONSIBILITIES

1.     The responsibilities are defined as follows:

       - Siemens shall be the principal contractor.

       - IWS shall operate as Sub-Contractor to Siemens.

2. Each of the parties shall carry its own share of the costs involved in drawing up and submitting the offer. Each party shall, however, at its own expense, make available to the other party's personnel who are working jointly on the offer adequate space for offices, infrastructure and such facilities as may be properly regarded as being a necessary part of office equipment.

3. Regardless of any provisions or conditions elsewhere in this document, neither of the parties shall be held liable by and to the other for any injury, whether direct or indirect, specific or general, economic or moral, or any loss of income, without any limitation, regardless of whether the other party has or has not been informed of the probability of such injury or loss.

4. Siemens shall forward a copy of the significant pages of the call for offers to IWS.

5. The parties acknowledge the importance of achieving the highest possible level of compliance with the specifications given in the call for offers. IWS shall make every reasonable and possible effort on the commercial level to accept said call for offers and all the conditions mentioned in it, including the operational specifications and legal requirements.

6. The parties are aware of the importance of optimising the budgetary implications of their contribution to the project and will, consequently, make every effort to reduce costs and margins to enhance the added value of their respective contributions to the solutions proposed.

7. IWS shall forward to Siemens an offer and a project plan - for which the specifications are given in an appendix - which contains a description of his own contribution to the project, IWS shall submit his final offer and project plan not later than a week before the deadline set for the delivery of the submission to Belgian Police in compliance with the provisions set out in the call for offers.

8. Before Belgian Police reaches a decision on the award of the contract, a Quality Assurance agreement - of which a model is appended - shall be signed between the two companies regarding the measures to be taken into account to guarantee the level of quality required in the execution of the project.

9. Siemens shall forward the submission to the Belgian Police, conduct the negotiations for the award of the contract and, if it seems necessary to them, invite the IWS also to attend the discussions.

10. The two companies shall sign an agreement on confidentiality and intellectual property before the Belgian Police decides upon the award of the contract, covering the manner of dealing with their respective intellectual property rights over the information and the titles which to be claimed by each party to the systems created by their development work.

2.     EXCLUSIVITY

       Relations shall be non-exclusive, with each company retaining the right to submit an alternative offer with other partners. However, to avoid any undertaking which might involve a conflict of interest, both parties agree to keep each other informed of any situation which might involve other partners. Nevertheless, Siemens wants to be considered as preferred partner i.e. full support of IWS in customer relations, presenting Siemens as preferred partner to Belgian Police, better prices,...

3.     SERVICES

1. IWS shall offer the following types of services, taking account of the conditions set out below:

       a. the results of the services offered should comply with the requirements specified by Belgian Police (in application of clause 1.5). The services provided shall include a complete technical

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          turn-key solution covering all the technical aspects of the PDF project described in the tender (analyse, design, implementation, installation, software delivery, maintenance). Siemens will be responsible for the Project Manager and the customer relationship as well as the hardware delivery and installation based on IWS recommendations.

       b. IWS shall supply these services as specified in the provisions and conditions set out in the call for offers (in application of clause 1.5)(back-to-back condition).

       c. IWS shall offer said services at competitive prices considering Siemens as preferred partner.

2. IWS shall make available to Siemens all information which might reasonably be required in the performance of the tasks to which they contribute in preparing the offer.

3. IWS shall make available to Siemens the technical documents needed to enable those of their staff concerned to carry out their tasks in the preparation and dispatch of the submission (e.g. calculations of performance and capacity).

4.     EXCHANGE OF INFORMATION

       The two companies shall exchange between themselves the technical and commercial information needed to prepare the bid (e.g. performance, calculations of capacity and prices). This also covers all possible remarks (e.g. about performance, functions) needed to facilitate full cover of the services and products requested by Belgian Police.

5.     FROM THE TIME WHEN THE CONTRACT IS AWARDED TO SIEMENS AND IWS

1. Subject to the reservation that Siemens may terminate work on preparing the bid in cooperation with IWS not more than 15 days after Belgian Police has decided to entrust the project to Siemens, Siemens and IWS shall sign a subcontracting contract. Said contract shall refer to the call for offers, the final offer and the project plan submitted by IWS to Siemens (in application of clause 1.7.) and any new elements (jointly agreed) which emerge during the negotiations with Belgian Police.

       SBS reserves the right to terminate at any time the present M.O.U. by written notice to IWS, whenever a new element arises that encumbers the set going co-operation.

2.     Definition of responsibilities in the project:

       a. Siemens shall be responsible for the project as a whole. IWS shall be responsible for the technical solution.

       b. Siemens shall also be responsible for the following specific areas:
          - Project Management for the undertaking as a whole.
          - Maintenance for the hardware provided based on the IWS recommendations;
          - First level support of the project (to be defined).

       c. IWS shall be responsible for the following specific areas:
          - Project Leading for those technical parts of the project for which it is responsible.
          - Complete technical turn-key solution covering all the technical aspects of the PDF project described in the tender (analyse, design, implementation, installation, software delivery, maintenance).

3. IWS agrees to deposit the Source Code of the software at a Belgian Escrow agent, within 30 days after written notice by SBS, with copy to the Escrow Agent of its election to have the Source Code deposited in Escrow

6.     THE CONTACTS AT EACH OF THE PARTNERS ARE:

       for the IWS:    Patricia Ryan

       for Siemens:    Frank Grognet


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7.     APPENDICES

       - English translation of the call for tender
       - Quality Assurance agreement model

8.     PERIOD OF VALIDITY

1.     This Memorandum will remain in effect:
       -     until Siemens sends an order to IWS
       - until the date when Belgian Police awards the contract if it is not awarded to Siemens
       -     until the 01/04/2000 at the latest
       - until Siemens decides to cancel the preparation of the bid in cooperation with IWS.

2. The period of validity of this agreement can be extended by common agreement.

9.     LAWS APPLICABLE - JURISDICTION

1.     This agreement is governed by Belgian law.

2. Except in the event the other party doesn't agree, any dispute concerning the validity, the interpretation or the execution of the present MOU shall be definitively settled in accordance with the rules of Cepani, by three arbitrators appointed in accordance with these rules. The place or arbitration shall be Brussels. The language of the proceedings shall be Dutch and/or English. The applicable law shall be exclusively the Belgian Law. Besides the event of arbitration, the Belgian courts are exclusively competent.



       SIEMENS BUSINESS SERVICES S.A..             IMAGEWARE SOFTWARE, INC
       /s/ Illegible                               /s/ Paul Devermann
                                                       Paul Devermann
                                                   Vice President
                                                   ImageWare Software

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SIEMENS BUSINESS SERVICES S.A./N.V.                PROJECT "PROJECT NAME"
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                                                                      MODEL
QAA - QUALITY ASSURANCE AGREEMENT FOR SUBCONTRACTING


Appendix (B) to sub-contracting contract n (CONTRACT_NUMBER) dated (CONTRACT_DATE):

BETWEEN Siemens Business Services s.a./n.v.
(hereinafter referred to as Siemens)
AND ImageWare Software
    ---------------------------------------
(hereinafter referred to as Sub-Contractor)

The Sub-Contractor agrees to apply all the quality assurance (QA) measures mentioned below and to produce proof of their effective application to Siemens on their request. Any divergence from the rules thus established must be approved in writing by Siemens.

1. The Sub-Contractors quality system must comply with the requirements of (OTHER STANDARD). The Sub-Contractor shall produce proof of such compliance by submitting a certificate issued by an accredited body or a formal declaration by the Sub-Contractor. In this latter case Siemens shall be authorised to proceed to an evaluation of the quality system installed by the Sub-Contractor to verify its compliance with the standards required by ISO 9001.

2. By accepting this document, the Sub-Contractor confirms that the activities involved in its execution shall be conducted according to a specific Project Plan/Quality Assurance Plan developed for the project concerned. Said PP/QAP shall also be presented in such a way as comply on every point with the (SUB-CONTRACTOR'S QUALITY ASSURANCE SYSTEM) for subsequent submission to Siemens for approval.

3. The Sub-Contractor agrees to appoint a representative (QAR) to be responsible for quality assurance. It shall be his responsibility to ensure the effective application of all measures having to do with quality assurance. Said representative shall be granted all necessary independence and authority to carry out this task.

4. The activities covered by the Offer are deemed to have been accepted when the supplies it indicates have been furnished in the form specified and accepted by Siemens and the Client. All reports of errors or faults must consequently be closed out with the agreement of all the parties concerned.

5. The supplies to be delivered are the property of Siemens and shall, consequently, be so identified. The indications appearing in identification marks affixed to all supplies shall include name, version and, if appropriate, the identification given in the description of the configuration of the group of supplies.

6. A certificate of compliance attesting that the supplies meet the design specifications and contractual requirements, shall be attached to supplies on delivery. Proof of such compliance shall be substantiated by inspections and final tests.

7. The Sub-Contractor agrees to allow a representative of Siemens and/or an authorised representative of the Client access to the premises where the project is executed. In such case, said representatives shall be given an opportunity to check the application of QA measures and verify their practical efficacy. They shall be permitted to participate in checks, trials and reviews.

[8. Siemens representatives may carry out acceptance tests of the group of supplies. Consequently, it is advisable to prepare specifications for such tests and submit them to Siemens for acceptance in compliance with the deadlines set in the PP/QAP. Siemens shall give 10 notice of the date of such acceptance tests. Reports on checks, trials and final reviews and other relevant documents shall be submitted to Siemens before acceptance tests begin.]

9. Clients shall accept supplies in the manner agreed between Siemens and the Client. The Sub-Contractor agrees to draw up specifications for said acceptance.


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